EXHIBIT 4.1(c)


                             KRANZCO REALTY TRUST
                                    ---------------------

                       AMENDMENT OF DECLARATION OF TRUST

THIS IS TO CERTIFY THAT:

               First:    Section 2.2 of Article II of the Amended and Restated
Declaration of Trust, dated November 4, 1992, as amended (the "Declaration"), of Kranzco Realty Trust, a Maryland real estate investment trust (the "Company"), is hereby amended by (i) deleting the following name and address:

                    Name              Address
                     ----                                -------

               Irvin Maizlish    c/o Kranzco Realty Trust
                                 128 Fayette Street
                                 Conshohocken, PA  19428;

and (ii) inserting in lieu thereof the following name and address:

               Name                       Address
                     ----                                  ------

          Bernard J. Korman           c/o Kranzco Realty Trust
                                      128 Fayette Street
                                      Conshohocken, PA  19428

          SECOND: The foregoing amendment to the Declaration has been duly approved by the Board of Trustees of the Company by at least a two-thirds vote as required by law.

          THIRD: Each of the undersigned acknowledges this amendment to be the trust act of the Company and, as to all matters or facts required to be verified under oath, each of the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

          IN WITNESS WHEREOF, the Company has caused this amendment to be signed in its name and on its behalf by at least a majority of the entire Board of Trustees of the Company this 4th day of June, 1997.


                              /s/ Norman M. Kranzdorf      (SEAL)
                              -----------------------------
                              Norman M. Kranzdorf, Trustee


                              /s/ Peter D. Linneman        (SEAL)
                              -----------------------------
                              Dr. Peter D. Linneman, Trustee


                              /s/ James B. Selonick        (SEAL)
                              ------------------------------
                              James B. Selonick, Trustee


                              /s/ Edmund Barrett           (SEAL)
                              ------------------------------
                              Edmund Barrett, Trustee


                              /s/ E. Donald Shapiro        (SEAL)
                              ------------------------------
                              E. Donald Shapiro, Trustee


                              /s/ Robert H. Dennis         (SEAL)
                              ------------------------------
                              Robert H. Dennis, Trustee


                              /s/ Bernard J. Korman        (SEAL)
                              ------------------------------
                              Bernard J. Korman, Trustee